Exhibit 10.8

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) is entered into as of the Fifth Amendment Closing Date (as defined below) by and between IBIO CDMO LLC, a Delaware limited liability company (“Borrower”), and WOODFOREST NATIONAL BANK, a national banking association, as lender (in such capacity, “Lender”).

RECITALS

A.Borrower and Lender entered into that certain Credit Agreement dated November 1, 2021 (as amended by the First Amendment thereto dated as of October 11, 2022, the Second Amendment thereto dated as of February 9, 2023, the Third Amendment thereto dated as of February 20, 2023, the Fourth Amendment thereto dated as of March 24, 2023 and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.On April 14, 2023, Borrower did not provide Lender with an executed Purchase Agreement with respect to the sale of the iBio Property, which resulted in a Default as of such date under and in accordance with the terms of Section 1(d) of the Fourth Amendment, without the benefit of any grace period otherwise provided under Section 11.2(b) of the Credit Agreement (herein, the “PSA Default”).

C.Borrower has requested Lender to waive the PSA Default and Lender is willing to waive the PSA Default.

D.Borrower and Lender are willing to enter into the requested waiver and certain agreements and amendments set forth herein, subject to and conditioned upon the terms and conditions set forth in this Fifth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.Agreements and Amendments to Credit Agreement. Borrower and Lender agree as follows:

(a)Section 1.1, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Closing Date by and between Borrower and Lender.

“Fifth Amendment Closing Date” means May 10, 2023.

“Payment in Full” means all Obligations (other than contingent Obligations with respect to indemnity and reimbursement of expenses as to which no claim has been made as of the time of determination) have been paid in full in cash.

(b)Section 3.3, Interest, of the Credit Agreement is hereby amended and restated by replacing such section in its entirety with the following language:

Interest.  From and after the Fifth Amendment Closing Date, the Term Loan shall accrue interest at a fixed rate per annum equal to 5.25%.  In addition to the foregoing, from and after the Fifth Amendment Closing Date, the Term Loan shall further accrue additional interest, payable in kind and added to the balance of the Term Principal Amount, at a fixed rate per annum equal to (a) 1.00%, if Payment in Full occurs on or before June 30, 2023, (b) 2.00%, if Payment in Full occurs after June 30, 2023, but on or before September 30, 2023, or (c) 3.00%, if Payment in Full occurs after September 30, 2023, such interest accruing (at either 1.00%, 2.00% or 3.00%, as applicable, for the entirety of the accrual period), in each case, commencing on the Fifth Amendment Closing Date and continuing through and including the date that Payment in Full occurs.

(c)Section I(d) of the Fourth Amendment of the Credit Agreement is hereby amended and restated in its entirety by replacing such section with the following language:

(d)Sale of iBio Property.  On or before the Maturity Date, if Borrower enters into a purchase and sale agreement between Borrower, as seller, and a third party, as buyer, regarding the purchase and sale of the iBio Property (a “Purchase Agreement”), Borrower shall deliver to Lender an executed copy of such Purchase Agreement and undertake all reasonable efforts to consummate the sale of the iBio Property.  Upon the reasonable written request of Lender, Borrower shall provide Lender with copies of any other documents directly related to the sale of the iBio Property.

(e)Section I(e) of the Fourth Amendment of the Credit Agreement is hereby amended and restated in its entirety by replacing such section with the following language:

Fee.  On the earlier of (i) the date that Payment in Full occurs or (ii) the Maturity Date, Borrower shall pay to Lender, in immediately available funds, a fee, which fee, in any case, is fully earned as of the Fifth Amendment Closing Date, in the amount of (x) $75,000, if Payment in Full occurs on or before June 30, 2023, (y) $100,000, if Payment in Full occurs after June 30, 2023, but on or before September 30, 2023, or (z) $125,000, if Payment in Full does not occur in accordance with sub clauses (x) or (y) above.

(f)Release of Reserved Funds.  Notwithstanding anything to the contrary in Section I(f) of the Fourth Amendment, so long as no Potential Default or Default exists or would be caused thereby and Borrower and Parent Guarantor are otherwise in compliance with the Loan Documents, (i) when the outstanding Term Principal Amount is reduced to $10,000,000, Lender shall release $500,000 of the Reserved Funds from the Reserved Funds Deposit Account to Borrower, and (ii) for each additional $2,500,000 reduction of the outstanding Term Principal Amount (i.e. the first reduction from $10,000,000 to $7,500,000), Lender shall release an additional $750,000 of the Reserved Funds from the Reserved Funds Deposit Account to Borrower, in each case, in immediately available funds.

(g)Payment in Full.  So long as Borrower provides reasonable notice to Lender of a payoff, Lender shall, at least one Business Day prior to the date Payment in Full occurs, provide Borrower with a written payoff letter, which shall, among other things, contain an itemized break down of all outstanding Obligations to be paid on the date that Payment in Full occurs.

II.Waiver.

(a)Lender hereby waives the PSA Default, including any failure to give notice thereof.

(b)The waiver granted by Lender hereunder does not indicate an intent to establish any course of dealing between Lender and Borrower with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested.  Lender’s agreement to the waiver set forth herein should not be construed as an indication that Lender would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement, as amended hereby, or other Loan Documents, or in respect of any Potential Default or Default that may exist or that may occur.

III.Conditions Precedent to the Effectiveness of Fifth Amendment.  This Fifth Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a)Lender shall have received this Fifth Amendment duly executed by Borrower and Parent Guarantor;

(b)Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent Guarantor, in Proper Form;

(c)To the extent outstanding and unpaid, the Borrower shall have paid to Lender (i) any fees and expenses due and owing under the Credit Agreement and (ii) all costs and expenses, including reasonable legal fees, payable in connection with this Fifth Amendment to the extent invoiced on or prior to the Fifth Amendment Closing Date; and

(d)After giving effect to this Fifth Amendment, no Potential Default or Default shall have occurred and be continuing.

IV.Reaffirmation of Representations and Warranties.  To induce Lender to enter into this Fifth Amendment, Borrower hereby reaffirms, as of the Fifth Amendment Closing Date

(except as otherwise provided herein or to the extent such representations and warranties speak as to an earlier date or a date certain), its representations and warranties contained in Section 7 of the Credit Agreement (other than the representation set forth in the last sentence of Section 7.10 of the Credit Agreement), and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)The execution and delivery of this Fifth Amendment and the performance by Borrower of its obligations under this Fifth Amendment are within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Organizational Documents of Borrower or of any agreement binding upon Borrower.

(b)This Fifth Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(c)After giving effect to this Fifth Amendment, no change, event or state of affairs has occurred and is continuing which would constitute a Potential Default or a Default.

(d) No exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Fifth Amendment.

V.Defined Terms. Terms used herein that are defined in the Credit Agreement, as amended hereby, shall have the same meanings herein, unless the context otherwise requires.

VI.Reaffirmation of Credit Agreement. This Fifth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VII.Ratification of Liens; Release. The Borrower acknowledges and ratifies, as of the Fifth Amendment Closing Date, the existence and priority of the Liens granted by the Borrower in favor of Lender pursuant to the Security Documents in and to the Collateral and represents, warrants and covenants that such Liens are valid, existing and in full force and effect.  THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, OWNERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ADVISORS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE FIFTH AMENDMENT CLOSING DATE.

VIII.Governing Law.  THIS FIFTH AMENDMENT SHALL BE GOVERNED BY

AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

IX.Invalid Provisions.  If any provision of this Fifth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Fifth Amendment shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions, with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

X.Multiple Counterparts and Electronic Signatures.  This Fifth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Fifth Amendment may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties and Lender, with originals signatures to be delivered to Lender at Lender’s request.

XI.Section Headings.  Section headings in this Fifth Amendment are included for convenience of reference only and shall not affect the interpretation of this Fifth Amendment.

XII.Successors and Assigns.  This Fifth Amendment is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.

XIII.Reservation of Rights; No Waiver of Defaults.  Lender hereby reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents in all respects and for all purposes in addition to all other rights and remedies available to it under applicable Law or in equity.  Other than as set forth herein, this Fifth Amendment is not intended to operate as a waiver of Lender’s rights and remedies, and, other than as set forth herein, does not constitute or operate as (a) a waiver of (or a consent to) any existing Potential Default or Default or any other violation of or noncompliance with any provision of the Credit Agreement, as amended hereby, or any other Loan Document, (b) an agreement to waive any existing or future Potential Default or Default, or (c) a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement, as amended hereby, and the other Loan Documents.

XIV.ENTIRETY.  THIS FIFTH AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY BORROWER, GUARANTORS AND LENDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BORROWER, GUARANTORS AND LENDER.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed on the Fifth Amendment Closing Date.

BORROWER:

IBIO CDMO LLC,
a Delaware limited liability company

By:	/s/ Felipe Duran
Felipe Duran
Authorized Person

Signature Page to Fifth Amendment to Credit Agreement

LENDER:

WOODFOREST NATIONAL BANK

By:	/s/ Cameron D. Jones
Cameron D. Jones
Senior Vice President

Signature Page to Fifth Amendment to Credit Agreement

GUARANTOR’S CONSENT AND AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, this Fifth Amendment, IBIO, INC., a Delaware corporation (“Guarantor”), hereby consents to this Fifth Amendment, and agrees that this Fifth Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed November 1, 2021 (as amended by the Guaranty First Amendment, the Guaranty Second Amendment, the Guaranty Third Amendment, the Guaranty Fourth Amendment and as otherwise amended, restated, supplemented or modified from time to time, the “Guaranty”) executed by Guarantor in connection with the Credit Agreement.  Guarantor further represents and warrants to Lender that (a) the representations and warranties in the Guaranty are true and correct in all material respects on and as of the Fifth Amendment Closing Date as though made on such date (except to the extent that such representations and warranties specifically relate to an earlier date), (b) it is in full compliance with all covenants and agreements contained in the Guaranty, (c) after giving effect to the Fifth Amendment, no Potential Default or Default has occurred and is continuing under the Guaranty and (d) the execution and delivery of this Guarantor’s Consent and Agreement are within Guarantor’s power and have been duly authorized by all necessary company action.  This Guarantor’s Consent and Agreement shall be binding upon Guarantor, and its successors and permitted assigns, and shall inure to the benefit of Lender, and its successors and permitted assigns.

[Signature page follows.]

GUARANTOR:

IBIO, INC.,
a Delaware corporation

By:	/s/ Felipe Duran
Felipe Duran
Interim Chief Financial Officer

Signature Page to Guarantor’s Consent and Agreement to

Fifth Amendment to Credit Agreement